UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2025

SOUND POINT MERIDIAN CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-23881	88-2315951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-2293

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPMC	New York Stock Exchange
8.00% Series A Preferred Stock due 2030	SPMA	New York Stock Exchange
7.875% Series B Preferred Stock due 2030	SPME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2025, Sound Point Meridian Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Sound Point Administration LLC, Sound Point Management Company, LLC and Oppenheimer & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale of 2,300,000 shares (the “Offering”) of the Company’s 7.785% Series B Preferred Shares due 2030 (the “Series B Preferred Shares”), which includes the 300,000 shares of Series B Preferred Shares granted in the exercise of the Underwriters’ overallotment in full. The closing of the Offering occurred on July 15, 2025, subject to customary closing conditions.

The Series B Preferred Shares are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “SPME”.

The Offering was made pursuant to an effective registration statement on Form N-2 (File Nos. 333-286054 and 811-23881) filed with the Securities and Exchange Commission (the “Commission”).

In connection with the Offering, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of 7.875% Series B Preferred Shares due 2030 on July 11, 2025 (the “Certificate of Designation for the Series B Preferred Shares”), and a Certificate of Correction on July 16, 2025 (the "Certificate of Correction"), designating a total of 2,300,000 Series B Preferred Shares.

The foregoing description of the terms of the Underwriting Agreement, the Certificate of Designation for the Series B Preferred Shares and the Certificate of Correction are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Certificate of Designation for the Series B Preferred Shares and the Certificate of Correction, copies of which are filed as Exhibits 1.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series B Preferred Shares

On July 11, 2025, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation for the Series B Preferred Shares, as amended by the Certificate of Correction filed with the Secretary of State of the State of Delaware on July 16, 2025, which designates a total of 2,300,000 Series B Preferred Shares with the following terms:

Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company’s affairs, holders of Series B Preferred Shares will be entitled to receive a liquidation distribution equal to the liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Dividends. The Company intends to pay monthly dividends on the Series B Preferred Shares at a fixed annual rate of 7.875% of the Liquidation Preference ($1.96875 per share per year) (the “Dividend Rate”). The Company’s board of directors may determine not to pay, or may be precluded from paying, such dividends if the board of directors believes it is not in the best interest of the Company’s stockholders or if the Company fails to maintain the asset coverage required by the Investment Company Act of 1940, as amended (the “1940 Act”). If the Company fails to redeem the Series B Preferred Shares as required on the Mandatory Redemption Date (as defined below) or fails to pay any dividend on the payment date for such dividend, the Dividend Rate will increase by 2% per annum until the Company redeems the Series B Preferred Shares or pays the dividend, as applicable. The Dividend Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Cumulative cash dividends on each share of Series B Preferred Shares will be payable monthly, when, as and if declared, or under authority granted, by the Company’s board of directors out of funds legally available for such payment. With respect to the first dividend period, dividends of the shares of Series B Preferred Shares will be paid on July 31, 2025 to holders of record of such Series B Preferred Shares as their names appear on the Company’s registration books at the close of business on July 17, 2025.

Mandatory Term Redemption. The Company is required to redeem all outstanding shares of the Series B Preferred Shares on July 31, 2030 (the “Mandatory Redemption Date”) at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Mandatory Redemption Date.

The Company cannot effect any modification of or repeal its obligation to redeem the Series B Preferred Shares on the Mandatory Redemption Date without the prior unanimous approval of the holders of the Series B Preferred Shares.

Ranking. The Series B Preferred Shares will be senior securities that constitute capital stock. The Series B Preferred Shares will rank:

●	senior to shares of the Company’s common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of the Company’s affairs;

●	equal in priority with all other series of preferred stock the Company has issued (including Series A Preferred Shares) or may issue in the future as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Company’s affairs; and

●	subordinate in right of payment to the holders of the Company’s existing and future indebtedness (including indebtedness under the Company’s credit facility with Canadian Imperial Bank of Commerce).

Subject to the asset coverage requirements of the 1940 Act, the Company may issue additional series of preferred stock (or additional shares of the Series B Preferred Shares), but the Company may not issue additional classes of capital stock that rank senior or junior to the Series B Preferred Shares as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of the Company’s affairs.

Optional Redemption. At any time on or after July 31, 2027, the Company may, in its sole option, redeem the outstanding shares of Series B Preferred Shares in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Voting Rights. Except as otherwise provided in the Company’s certificate of incorporation or as otherwise required by law, (1) each holder of Series B Preferred Shares will be entitled to one vote for each share of Series B Preferred Shares held on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding preferred stock, including the Series A Preferred Shares and the Series B Preferred Shares, and common stock will vote together as a single class; provided that holders of preferred stock (including the Series A Preferred and the Series B Preferred Shares) voting separately as a class, will be entitled to elect two (2) of the Company’s directors (the “Preferred Directors”) and, if the Company fails to pay dividends on any outstanding shares of preferred stock, including the Series B Preferred Shares, in an amount equal to two (2) full years of dividends, and continuing until such failure is cured, will be entitled to elect a majority of the Company’s directors. One of the Preferred Directors will be up for election in 2025, and the other Preferred Director will be up for election in 2026.

Holders of shares of the Series B Preferred Shares will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of the Series B Preferred Shares.

Transfer Agent and Paying Agent. SS&C GIDS, Inc. will act as the transfer agent and registrar and redemption and paying agent in respect of the Series B Preferred Shares.

The foregoing description of the terms pertaining to the Series B Preferred Shares is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Series B Preferred Shares and the Certificate of Correction, copies of which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated July 8, 2025, by and among the Company, Sound Point Administration LLC, Sound Point Management Company, LLC and Oppenheimer & Co. Inc., as representative of the several underwriters named therein.
3.1	Certificate of Designation of 7.875% Series B Preferred Shares due 2030.*
3.2	Certificate of Correction.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Previously filed with the Commission on July 14, 2025, with the Registrant’s Form 8-A and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sound Point Meridian Capital, Inc.

Date: July 17, 2025	By:	/s/ Ujjaval Desai
	Name:	Ujjaval Desai
	Title:	Chief Executive Officer

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